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                                                                    Exhibit 21.1


                         RECKSON ASSOCIATES REALTY CORP.
                            STATEMENT OF SUBSIDIARIES

NAME                                                       STATE OF ORGANIZATION
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Reckson Operating Partnership, L.P.                        Maryland
Omni Partners, L.P.                                        Delaware
Reckson FS Limited Partnership                             Delaware
Reckson Morris Industrial Trust                            Maryland
Reckson Management Group, Inc.                             New York
Reckson Construction Group, Inc.                           New York
Reckson Short Hills, LLC                                   Delaware
Reckson/Stamford Towers, LLC                               Delaware